                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION
                                       OF
                             ADL CONSOLIDATED, INC.
                     -------------------------------------

     FIRST.      The name of this corporation shall be:

                             ADL CONSOLIDATED, INC.

     SECOND.     Its registered office in the State of Delaware is to be
located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, and its registered Agent at such address is CORPORATION SERVICE COMPANY.

     THIRD.      The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.     The total number of shares of stock which this corporation is authorized to issue is: Ten Million (10,000,000) shares with a par value of One Cent ($.01) per share, amounting to One Hundred Thousand Dollars ($100,000).


     FIFTH.      The name and address of the incorporator is as follows:

                 Mary T. Reed
                 Corporation Service Company
                 1013 Centre Road
                 Wilmington, DE 19805


     SIXTH.      The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH.    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 21st day of November A.D. 1989.

                                              Mary T. Reed
                                              Incorporator

                             CERTIFICATE OF MERGER
                                       OF
                       American Dental Laser Incorporated
                  American Dental Laser - International, Inc.
                      American Dental Laser - Canada, Inc.
                      American Dental Laser - Europe, Inc.
                  American Dental Laser - United States, Inc.

                                      into

                             ADL Consolidated, Inc.
                  -------------------------------------------

     The undersigned corporation, ADL Consolidated, Inc.,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


                          NAME                       STATE OF INCORPORATION

     ADL Consolidated, Inc. (surviving corporation)       Delaware
     American Dental Laser Incorporated                   Michigan
     American Dental Laser - International, Inc.          Michigan
     American Dental Laser - Canada, Inc.                 Michigan
     American Dental Laser - Europe, Inc.                 Michigan
     American Dental Laser - United States, Inc.          Michigan


     SECOND:    That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware and Chapter 7 of the Michigan Business Corporation Act.

     THIRD:     The name of the surviving corporation of the merger is ADL
Consolidated, Inc.

     FOURTH:    The Certificate of Incorporation of ADL Consolidated, Inc., a
Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation, except that the Certificate of Incorporation of ADL Consolidated, Inc., as the surviving corporation, shall be amended as set forth on Exhibit A hereto pursuant to the Plan and Agreement of Merger and effective upon consummation of the merger.

     FIFTH:     That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 280 North Woodward, Suite 216, Birmingham, Michigan 48011.

     SIXTH:     That a copy of the Plan and Agreement of Merger has been
furnished without cost to all stockholders of all constituent corporations.

     SEVENTH:   The authorized capital stock of each foreign corporation which is a party to the merger is as follows;

                                                                 Par Value per
                                                                Share or state-
                                                                   ment that
                                                      Number      shares are
                Corporation                  Class   of Shares   without value

American Dental Laser Incorporated           Common  100,000        $1.00
American Dental Laser - International, Inc.  Common  100,000        $ .10
American Dental Laser - Canada, Inc.         Common  100,000        $ .10


American Dental Laser - Europe, Inc.         Common  100,000        $ .10
American Dental Laser - United States, Inc.  Common  100,000        $1.00


     EIGHTH:    The surviving corporation may be served with process in the
State of Delaware in any proceeding for enforcement of any obligation of Delaware, as well from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.


Dated:  January 12, 1990                  ADL Consolidated, Inc.
                                          (a Delaware corporation)


                                          By:          Daniel S. Goldsmith
                                                       President

ATTEST:

BY:    Daniel S. Goldsmith
       Secretary

                                   EXHIBIT A


                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
                           OF ADL CONSOLIDATED, INC.
                 ----------------------------------------------

     The Certificate of Incorporation of ADL Consolidated, Inc., a Delaware corporation, shall be amended as follows:

(a) Article One is hereby amended to read as follows:

     FIRST.    The name of this corporation shall be:

                          AMERICAN DENTAL LASER, INC.

(b) By adding a new Article Eight, with shall read as follows:

     EIGHTH.     (a) At all meeting of the stockholders of the Corporation, each holder of record of Common Stock shall be entitled to one vote for each share of such class of stock standing in his name on the books of the Corporation subject to the right of the Board of Directors to determine a record date at any particular meeting. Cumulative voting shall not be permitted at any election of directors.

                 (b) The affairs of this Corporation shall be conducted by a Board of Directors. Except as otherwise provided by this Article Eight, the number of directors of the Corporation, shall be fixed from time to time by the vote of a majority of the entire Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Commencing with the effective date of this Amendment to the Certificate of Incorporation, the directors of the Corporation shall be divided into three classes; Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1991, the term of the office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1992, and the term of the office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1993, or in each case thereafter when their respective successors are elected by the stockholders and qualify. At each annual election of directors by the stockholders of the Corporation held after the effective date of this Amendment to the Certificate of Incorporation, the directors chosen to succeed those whose terms are then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders of the Corporation for a term expiring at the third succeeding annual election of directors, or thereafter when their respective successors in each case are elected by the stockholders and qualify.

                 (c) In case of an increase in the number of directors, the additional directors may be elected by the Board of Directors and such directorships thereby created shall be apportioned among the classes of directors so as to maintain such classes as nearly equal in number as possible. In case of vacancies in the Board of Directors, a majority of the remaining directors in the Class of Directors in such vacancy occurs, may elect directors to fill such vacancy.

                 (d) Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than ten (10) nor more than fifty (50) days' written notice.

                 (e) Notwithstanding any other provisions of the Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the provisions of this Article Eight may not be repealed or amended in any respect, nor may any provision be adopted inconsistent with this Article Eight unless such action is approved by the affirmative vote of the holders of eighty (80%) percent of the total shares of stock of the Corporation then outstanding and entitled to vote thereon.

(c) By adding a new Article Nine, which shall read as follows:

     NINTH. Where stockholder approval is required by applicable state law for any of the following transactions, the vote required for such approval shall be the affirmative vote of the holders of at least eighty (80%) percent of the voting power of the outstanding shares:

                    (a) Any plan of merger;

                    (b) Any plan of exchange;

                    (c) Any sale, lease, transfer or other disposition of all or substantially all of this Corporation's property and assets, including its goodwill, not in the usual and regular course of its business;

                    (d) Any dissolution of this Corporation;

                    (e) Any amendment to, or repeal of, a By-Law or By-Laws lawfully proposed by a stockholder or stockholders holding at least the required statutory voting power; or

                    (f) Any amendment to, or repeal of, all or any portion of this Article Nine; provided, however, that if the then current or a preexisting Board of Directors of this Corporation shall by resolution adopted at a meeting of the Board of Directors have approved one of the enumerated matters (other than dissolution of this Corporation or an amendment of this Article Nine to alter the eighty (80%) percent dissolution vote) and shall have determined to recommend it for approval by the holders of shares entitled to vote on the matter, then the vote required shall be the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN DENTAL LASER, INC.

     American Dental Laser, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of the Company, resolutions were duly adopted proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company:

           RESOLVED, that Article FOURTH of the Company's Certificate of Incorporation, as amended and restated, be amended to read in full as follows:

           "FOURTH: The aggregate number of shares which the Company shall have authority to issue is 35,000,000 to be divided into (a) 25,000,000 shares of Common Stock, par value $.01 per share, and
      (b) 10,000,000 shares of Preferred Stock, par value $.01 per share.

      The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in series with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, as designated by the Board of Directors in the resolution providing for the issue of such series. Shares of Preferred Stock of any one series shall be identical in all respects."

     SECOND:     That thereafter, pursuant to resolution of the Board of
Directors, a special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

     THIRD:      That the foregoing Amendment to the Certificate of
Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:     That the capital of the Company shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said American Dental Laser, Inc. has caused this Certificate to be signed by Daniel S. Goldsmith, its President, and attested by Walter J. Goldsmith, its Secretary, this 10th day of May, 1991.

                                         AMERICAN DENTAL LASER, INC.



                                         By:  Daniel S. Goldsmith
                                              President



Attest:

Walter J. Goldsmith
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN DENTAL LASER, INC.
- --------------------------------------------------------------------------------

     AMERICAN DENTAL LASER, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of said Corporation, pursuant to the provisions of Section 141 of the General Corporation Law of the State of Delaware, adopted via unanimous consent resolution in lieu of a meeting of the Board of Directors the following resolutions:

           RESOLVED: that the Corporation, pursuant to the provisions of
      Section 242 of the General Corporation Law of the State of
      Delaware, hereby amends Article Eighth (c) of its Certificate of Incorporation to read as follows:

                 "EIGHTH. (c) In case of an increase in the number
            of directors, the additional directors may be elected by the Board of Directors and such directorships thereby created shall be apportioned among the classes of directors so as to maintain such classes as nearly equal in number as possible. In case of vacancies in any of the classes of directors, a majority of all the remaining directors in all classes may elect such directors to fill any such vacancies in any class."

           RESOLVED, that the proposed amendment to the Company's Certificate of Incorporation be submitted to a written consent of the stockholders entitled to vote thereon, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware and that such amendment is hereby declared advisable to the shareholders by the Board of Directors.

     SECOND:   That the aforesaid amendment to Article Eighth (c) of the
Certificate of Incorporation of the Corporation has been consented to by the required percentage of stockholders in accordance with Section 228 of the General Corporation Law of Delaware, and prompt written notice has been given to those stockholders who have not consented in writing to the aforesaid amendment, as also provided for in Section 228 of the General Corporation Law of Delaware.

     THIRD:    That the foregoing Amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provision of Sections 242 and 228 of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Daniel S. Goldsmith, its President, and attested by Walter J. Goldsmith, its Secretary, this 1st day of June 1991.

                                          AMERICAN DENTAL LASER, INC.



                                          By:  Daniel S. Goldsmith
                                               President



ATTEST:

Walter J. Goldsmith
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN DENTAL LASER, INC.

          ------------------------------------------------------------

     AMERICAN DENTAL LASER, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST.    That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

     FIRST.    The name of this corporation shall be:

                       American Dental Technologies, Inc.

     SECOND.   That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD.    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, SAID CORPORATION HAS caused this Certificate to be signed by Anthony D. Fiorillo, its President and attested by Raymond F. Winter, its Secretary, this 25th day of May A.D. 1993.

                                                  Anthony D. Fiorillo, President


                                       Attested by: Raymond F. Winter, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       AMERICAN DENTAL TECHNOLOGIES, INC.
   -------------------------------------------------------------------------

     AMERICAN DENTAL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST:   That the Board of Directors of said Company at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the certificate of Incorporation be amended to read as follows:

     FOURTH: The aggregate number of shares which the Company shall have authority to issue is 60,000,000 to be divided into (a) 50,000,000 shares of Common Stock, par value $.01 per share, and (b) 10,000,000 shares of Preferred Stock, par value $.01 per share.

     SECOND: That said amendment was duly authorized by the holders of a majority of the issued and outstanding stock entitled to vote at the Company's 1996 annual stockholders' meeting, which was called and held pursuant to written notice in accordance with the applicable provisions of Section 222 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its Secretary, this 29th day of July A.D. 1996.



                                             Authorized Officer
                                             Name:  Raymond F. Winter, Secretary